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                                 EXHIBIT 99(a)

                                 FORM OF PROXY
                                 -------------

                      GLOUCESTER COUNTY BANKSHARES, INC.

                                     PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 24, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints [names] and each or any one of them, as proxies of the undersigned, with full power of substitution, to represent and vote, as directed below, all of the shares of GLOUCESTER COUNTY BANKSHARES, INC. common stock held of record by the undersigned at the close of business on December 11, 1995, at the Special Meeting of the shareholders of Gloucester County Bankshares, Inc. to be held on January 24, 1996, at 10:30 a.m. at Ron Jaworski's Eagle's Nest Country Club, Woodbury-Glassboro Road, Deptford, New Jersey, or at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:

     PROPOSAL to approve, adopt, ratify and confirm the Merger Agreement, dated October 25, 1995, between Fulton Financial Corporation and Gloucester County Bankshares, Inc. providing, among other things, for the merger of Gloucester County Bankshares, Inc. with and into Fulton Financial Corporation and for the automatic conversion of each share of the common stock of Gloucester County Bankshares, Inc. into a specified number of shares of Fulton Financial Corporation Common Stock. Approval of the proposal will also constitute approval of an amendment to The Gloucester County Bankshares, Inc. 1992 Stock Option Plan, which extends the term during which members of the Board of Directors of Gloucester County Bankshares, Inc. may hold stock options granted to them.


         [_]  FOR              [_]  AGAINST               [_]  ABSTAIN


     The Board of Directors recommends a vote FOR this proposal.

     The shares represented by this proxy will be voted as directed above. If no directions are given, the shares represented by this proxy will be voted FOR the Proposal.
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     This proxy also confers authority to vote the shares represented hereby on whatever other business may properly be brought before the meeting or any postponement or adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is properly brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Gloucester County Bankshares, Inc.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated December ___, 1995, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.


Dated: __________________________, 199___




                           ----------------------------------------
                                              Signature


                           ----------------------------------------
                                              Signature


                           Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your fill title. If more than one fiduciary is involved, all should sign.

Number of Shares Held of
Record on December 11, 1995.

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     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE
SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON.